Exhibit 10.1

Form of Grant

BROADMARK REALTY CAPITAL INC.
GRANT NOTICE FOR 2019 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD

FOR GOOD AND VALUABLE CONSIDERATION, Broadmark Realty Capital Inc. (the “Company”), hereby grants to the Participant named below the number of Restricted Stock Units specified below (the “RSUs” or the “Award”). Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Broadmark Realty Capital Inc. 2019 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time.  This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of Restricted Stock Units:
Vesting Schedule:	[VESTING SCHEDULE]

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused to be executed or executed this agreement as of the date first written above.

BROADMARK REALTY CAPITAL INC.:

By:

Name: Jeffrey B. Pyatt
Title: Chief Executive Officer

[Signature Page to RSU Agreement]

PARTICIPANT:

Name:

[Signature Page to RSU Agreement]

BROADMARK REALTY CAPITAL INC.
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award of Restricted Stock Units granted pursuant to the Broadmark Realty Capital Inc. 2019 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions.  In addition to these Terms and Conditions, the Restricted Stock Units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.           TERMS OF RESTRICTED STOCK UNITS

Broadmark Realty Capital Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of Restricted Stock Units (the “Award” or the “RSUs”) with each RSU representing the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice.  The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.  The Standard Terms and Conditions and the Grant Notice together shall constitute the Award Agreement with respect to this Award as contemplated under Section 2(d) of the Plan.

2.           VESTING

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise earned and vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions.  The Award shall become vested as described in the Grant Notice.  RSUs that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” RSUs awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”

Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon Participant’s Termination of Employment with the Company and its Subsidiaries for any reason other than [due to the Participant’s Disability or death][(a) due to the Participant’s Disability or death, or (b) without Cause in connection with or within twenty-four (24) months following a Change in Control], all Unvested RSUs shall be forfeited and canceled as of the date of such Termination of Employment without the payment of any consideration therefor.  If the Participant’s Termination of Employment is due to the Participant’s Disability or death, all Unvested RSUs shall vest as of the date of such termination.  [If the Participant’s Termination of Employment without Cause occurs in connection with or within twenty-four (24) months following a Change in Control, then all Unvested RSUs shall vest and all other conditions to the grant, issuance, retention, or transferability of this Award shall lapse as of the date of such termination.]

3.           SETTLEMENT OF RSUS

Promptly following the date on which RSUs become vested, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall (a) issue and deliver to the Participant the number of shares of Company common stock equal to the number of Vested RSUs and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the shares of Company common stock delivered to the Participant.

Notwithstanding the foregoing, in accordance with Section 11 of the Plan, the Committee may, but is not required to, prescribe rules pursuant to which the Participant may elect to defer settlement of the RSUs.  Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable.

[If the Participant is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death.]

4.           RIGHTS AS STOCKHOLDER

Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company)[; provided, however, that Participant shall be entitled to receive dividends or dividend equivalents with respect to each of its RSUs in an amount equal to any dividend or dividend equivalent declared and payable to holders of Common Stock.  Such amounts may be paid by the Company to the Participant via payroll, as applicable.][.  For the avoidance of doubt, the Participant shall not be entitled to receive any dividends or dividend equivalents with respect to the RSUs or have any voting rights with respect to the RSUs unless and until shares of Common Stock settled for Vested RSUs shall have been issued by the Company to Participant.]

5.           RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.           INCOME TAXES

To the extent required by applicable federal, state, local or foreign law, the Participant authorizes the Company to deduct from payments of any kind due Participant to satisfy any withholding tax obligations that arise by reason of the grant or vesting of the RSUs.  [This authority shall include the authority to withhold Common Stock or other property and to make cash payments in respect thereof in satisfaction of the Participant’s tax obligation.]  The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

7.           NON-TRANSFERABILITY OF AWARD

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

8.           OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

9.           LIMITATION OF INTEREST IN SHARES SUBJECT TO RSUS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s [service][employment] at any time for any reason.

10.         GENERAL

(a)          In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b)          The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c)          These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d)          These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e)          In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f)          All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

11.         ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the RSUs via Company web site or other electronic delivery.